UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2011

FRANKLIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-35085	27-4132729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 Cox Road, Glen Allen, Virginia 23060
(Address of principal executive offices) (Zip Code)

 (804) 967-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On April 25, 2011, Franklin Financial Corporation (the “Company”) issued a press release in connection with the Company’s stock offering, announcing the results of the subscription and community offering.  On April 27, 2011, the Company issued a press release announcing that it has received regulatory approval to complete its conversion and stock offering at the maximum, as adjusted, of its stock offering range and will sell 13,886,250 shares of common stock in the subscription offering at a price of $10.00 per share and will contribute $1.39 million in cash and 416,588 shares of Company common stock to The Franklin Federal Foundation.  Trading is expected to begin Thursday, April 28, 2011 on the NASDAQ Global Market under the symbol “FRNK.”

Copies of the April 25, 2011 and April 27, 2011 press releases are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press release dated April 25, 2011
99.2	Press release dated April 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

Date: April 27, 2011	By:	/s/ Richard T. Wheeler, Jr.
Richard T. Wheeler, Jr.
Chairman, President and
Chief Executive Officer